SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Bulldog Investors General Partnership
Attn: Phillip Goldstein
60 Heritage Drive
Pleasantville, NY 10570
Phone: 914 747-5262
Fax: 914 747-2150

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Korea Equity Fund, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors General Partnership
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required [x].

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and 0-11.

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Fee paid previously with preliminary materials [].

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Bulldog Investors General Partnership
Park 80 West, Plaza Two, 250 Pehle Avenue, Suite 708,
Saddle Brook, NJ 07663
(201) 556-0092 // Fax: (201)556-0097 // info@bulldoginvestors.com

			July 20, 2010

Dear Fellow Shareholder of Korea Equity Fund:

John Adams once said: "Facts are stubborn things."

One stubborn and unpleasant fact is that the long-term performance of the Korea Equity Fund is very poor. Since its inception almost seventeen years ago, the Fund's annualized return on net asset value (NAV) through May 31, 2010 is -0.5%. Another painful fact is that the Fund's shares have been trading at a discount to NAV for many years. The conclusion we draw from these facts is that it is time to afford shareholders an opportunity to realize the full value of their investment.

Yet, the board of directors adamantly opposes shareholder proposals designed to provide liquidity at NAV. The board's reason: The shareholder proposals "conflict with the interests of our shareholders who view the Fund as a long-term vehicle for capital appreciation by investing in Korean equity securities." The board goes on to say that it "and [the Fund's] manager, Nomura Asset Management U.S.A. Inc. ('NAM-U.S.A.'), share a positive outlook for the Korean equity market and believe that it offers many opportunities."

While optimism is not necessarily a bad thing, it can be dangerous when it takes the place of a realistic assessment of the Fund's long-term performance. It is undeniable that the Fund has failed to meet its objective of long term capital appreciation through investment in equity securities of Korean companies. The board's failure to acknowledge that fact leads us to question its judgment.

Moreover, while it may have been difficult for the average investor to invest in Korean companies when the Fund was first formed, that is no longer the case. Many of the Fund's top holdings now trade as ADRs in the United States.
And if an investor wants diversification, there are superior alternatives to the Fund. For example, The Korea Fund is a much larger closed-end fund with a lower expense ratio and much better long-term performance. Since 1984, The Korea Fund's annualized return on NAV through June 30, 2010 is 13.6%. There is also a large actively traded low cost ETF, iShares MSCI South Korea (EWY). And now investors can even buy shares in an ETF that is comprised solely of Korean small-cap stocks, IQ South Korea Small Cap ETF (SKOR).

The board of directors is supposed to act in the best interest of the Fund. The board knows that the shareholder proposals are likely to be approved. Because they are spending the Fund's money on what we think is a futile attempt to defeat those proposals, we wonder if the directors are not thinking more about perpetuating their own positions than about what is in the Fund's best interest.

If the board had simply committed to abide by the wishes of the shareholders, there would be no need to conduct a costly proxy contest. Since it has not done that, we believe it is critical to elect one director who will commit to abide by the clear wishes of the shareholders - including implementing the shareholder proposals if they are adopted.

In sum, we think the best way to enhance shareholder value at this time is to afford all shareholders an opportunity to realize NAV. If you agree, please vote the enclosed GREEN proxy online at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683 if your shares are held in street name. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today.

IMPORTANT

Please note that the board has elected to exclude some of the shareholder proposals from its proxy card. If you have already voted the board's White proxy, the board will vote your shares against the excluded proposals. Therefore, it is important that you now vote the enclosed Green proxy to insure that your vote is cast in accordance with your wishes on all proposals. Your vote on the Green proxy will supersede any earlier vote you may have submitted. Thank you.

							Very truly yours,

			                		Phillip Goldstein
			 				Principal


PROXY STATEMENT OF BULLDOG INVESTORS GENERAL PARTNERSHIP IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF KOREA EQUITY FUND, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors General Partnership ("BIGP") is sending this proxy statement and the enclosed GREEN proxy card to stockholders of Korea Equity Fund, Inc. (the "Fund") of record as of June 29, 2010. We are soliciting a proxy to vote your shares at the Annual Meeting of Shareholders (the "Meeting") which is scheduled for August 24, 2010. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of Directors.
This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about July 19, 2010.

INTRODUCTION

The Fund has announced that three matters will be presented at the Meeting:
(1) the election of one director; (2) the ratification of the selection of Ernst & Young LLP as the Fund's independent registered public accounting firm for the fiscal year ending October 31, 2010; and (3) a shareholder proposal requesting the Board to take action to convert the Fund to an interval fund. In addition, an affiliate of BIGP intends to present two proposals to: (4) terminate the management agreement between the Fund and Nomura Asset Management U.S.A. Inc.; and (5) recommend that the Board of Directors authorize a self-tender offer for all outstanding common shares of the Fund at net asset value (NAV). The Board of Directors has refused to include these two proposals on its proxy card and will vote all its proxies against them. If you wish to have your shares voted on these proposals in accordance with your wishes, you may do so by returning the enclosed GREEN proxy card.

We are soliciting a proxy to vote your shares FOR the election of the nominee named below as a director and FOR each of the aforementioned proposals.

REASONS FOR THE SOLICITATION

The Fund's common shares have long traded at a discount to net asset value. We believe shareholders should now be afforded an opportunity to realize the full value of their investment. Consequently, we are seeking (1) to elect a director that will support this goal and (2) to terminate the existing management agreement because the Fund's investment advisor has not supported this goal.

HOW PROXIES WILL BE VOTED
If you complete and return a GREEN proxy card to us and, unless you direct otherwise, your shares will be voted FOR the election of the nominee named below, and FOR each proposal. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

VOTING REQUIREMENTS

A quorum is a majority of the total shares outstanding. The affirmative vote of a majority of the votes entitled to be cast at the Meeting is required to elect a director. Approval of each proposal except the termination proposal requires the affirmative vote of a majority of the votes cast by all shareholders represented at the Meeting. Approval of the termination proposal requires the affirmative vote of shareholders owning the lesser of
(a) 67 percent or more of the shares present at the Meeting, or
(b) more than 50 percent of the Fund's outstanding shares. An abstention or a broker non-vote will have the same effect as a vote against the termination proposal and will be ignored in determining the votes cast for or against the other proposals.

REVOCATION OF PROXIES
You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or
(iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised. Only your latest dated proxy will be counted.

PROPOSAL 1: ELECTION OF ONE DIRECTOR

At the Meeting, our affiliate intends to nominate the person named below for election as a Director. There are no arrangements or understandings between BIGP or any affiliate of BIGP and the nominee in connection with the nomination nor do we know of any material conflicts of interest that would prevent him from acting in the best interest of the Fund.

Phillip Goldstein (born 1945); Park 80 West, Plaza Two, Park 80 West,
250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663. Since 1992,
Mr. Goldstein has been an investment advisor and a principal of the general partner of six investment partnerships in the Bulldog Investors group of private funds and that are general partners of BIGP. He is a director of the following closed-end funds: Mexico Equity and Income Fund since 2000, Brantley Capital Corporation since 2001, ASA Ltd since 2008, and Special Opportunities Fund (f/k/a Insured Municipal Income Fund) since 2009.
Since 2009, he has been a principal of Brooklyn Capital Management, the current investment adviser to Special Opportunities Fund.

Mr. Goldstein and his wife jointly beneficially own 5,000 common shares of the Fund. In addition, as an investment advisor for his clients, is deemed to beneficially own 801,151 common shares of the Fund, all of which were
purchased since August 2009.   If elected, Mr. Goldstein will be a
disinterested director.

Unless instructions to the contrary are given, your proxy will be voted FOR Mr. Goldstein.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE FUND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2010

Unless instructions to the contrary are given, your proxy will be voted FOR this proposal.

PROPOSAL 3: A SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD TAKE ACTION TO CONVERT THE FUND TO AN INTERVAL FUND AND ESTABLISH A RELATED FUNDAMENTAL POLICY.

Please refer to the Fund's proxy soliciting material for additional information concerning this proposal. This proposal, if adopted, is not binding on the board. Unless instructions to the contrary are given, your proxy will be voted FOR this proposal.

PROPOSAL 4: A PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY BETWEEN THE FUND AND NOMURA ASSET MANAGEMENT U.S.A. INC.

We believe the Fund should dissociate itself from its current investment manager because it has not expressed support for the goal of providing shareholders with an opportunity to realize the full value of their investment. If this proposal is approved, the Board may replace Nomura with a more shareholder friendly advisory firm. Unless instructions to the contrary are given, your proxy will be voted FOR this proposal.

PROPOSAL 5: THE BOARD IS REQUESTED TO AUTHORIZE A SELF-TENDER OFFER FOR ALL OUTSTANDING COMMON SHARES OF THE FUND AT NET ASSET VALUE (NAV).

The Fund's common shares have long traded at a discount to net asset value. If more than 50% of the Fund's outstanding common shares are tendered, we think the tender offer should be cancelled and the Fund should be liquidated or merged into an open-end mutual fund.

This proposal, if adopted, is not binding on the board. Unless instructions to the contrary are given, your proxy will be voted FOR this proposal.

THE SOLICITATION

We intend to solicit proxies via mail, telephone and via the internet. Our proxy materials are available on the following web site: http://www.bulldoginvestorstenderoffer.com/. Persons affiliated with or employed by BIGP or its affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common and preferred shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $30,000.




PARTICIPANTS

Only BIGP and Mr. Goldstein are participants in this solicitation.
BIGP beneficially owns one common share. As noted above, Mr. Goldstein and his wife jointly beneficially own 5,000 common shares and other clients advised by Mr. Goldstein own a total of 801,151 common shares. Inclusive of these shares, BIGP and its affiliates beneficially own 806,151common shares. The address of BIGP and Mr. Goldstein is Park 80 West, Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663. All of the shares owned by the aforementioned persons and entities were acquired since August 2009. No participant or associate of any participant in this solicitation is or has been a party to any contract, arrangements or understanding with any person with respect to any securities of the Fund or has any arrangement or understanding with any person with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party.

LITIGATION
On January 31, 2007 the Acting Director of the Securities Division of the Massachusetts Secretary of State filed a complaint against Bulldog
Investors, Mr. Goldstein and certain related parties (the Bulldog Parties) alleging that they violated Massachusetts law by making truthful information about certain unregistered investments available on a website and by sending truthful material about such investments to an individual who requested it for non-investment purposes. On March 23, 2007, the Bulldog Parties filed a lawsuit in the Massachusetts Superior Court pursuant to 42 U.S.C. 1983 against the Secretary alleging, among other things, that his enforcement action violated their First Amendment rights. On October 17, 2007 the Secretary issued a cease and desist order based on the same allegations and ordered that a fine of $25,000 be imposed on the Bulldog Parties.
On November 15, 2007 the Bulldog Parties filed an appeal in the Massachusetts Superior Court of the Secretary's October 17, 2007 order in which they argued, among other things, that the First Amendment prohibits the Secretary from punishing them for providing truthful information about investments.
On February 12, 2009 the Massachusetts Superior Court ruled against the Bulldog Parties. The Bulldog Parties further appealed the February 12, 2009 ruling of the Massachusetts Superior Court to the Massachusetts Appeals Court and on October 21, 2009 the Massachusetts Supreme Judicial Court, the state's highest court, unilaterally transferred the case to itself. On July 2, 2010 the Massachusetts Supreme Judicial Court issued a decision in which it upheld the Secretary's order except for the Bulldog Parties' First Amendment claim which it ruled must be decided in their 1983 lawsuit which Massachusetts Superior Court decided in the Secretary's favor on September 26, 2009.
An appeal of the September 26, 2009 decision in the 1983 lawsuit is pending in the Massachusetts Appeals Court.

July 19, 2010





PROXY CARD

This proxy is solicited in opposition to the Board of Directors of Korea Equity Fund, Inc. (the "Fund") by Bulldog Investors General Partnership ("BIGP") for the Fund's 2010 Annual Meeting of Shareholders (the "Meeting"). The undersigned hereby appoints Phillip Goldstein,
Rajeev Das, and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF ONE DIRECTOR

[  ] FOR PHILLIP GOLDSTEIN 			[  ] WITHHOLD AUTHORITY

2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE FUND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2010

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

3. TO REQUEST THAT THE BOARD TAKE ACTION TO CONVERT THE FUND TO AN INTERVAL FUND AND ESTABLISH A RELATED FUNDAMENTAL POLICY

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

4. TO TERMINATE THE MNAGEMENT AGREEMENT BETWEEN THE FUND AND NOMURA ASSET MANAGEMENT U.S.A. INC.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

5. TO REQUEST THAT THE BOARD AUTHORIZE A SELF-TENDER OFFER FOR ALL OUTSTANDING COMMON SHARES OF THE FUND AT NET ASSET VALUE (NAV)

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominee named above, and FOR Proposals 2, 3, 4, and 5. The undersigned hereby acknowledges receipt of the proxy statement dated July 19, 2010 of BIGP and revokes any proxy previously executed.




Signature(s)_________________________________  	Dated: ____________